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                                   EXHIBIT 2

INDEPENDENT AUDITORS' CONSENT

We consent to the inclusion of our report dated August 22, 1997 on the financial statements and supplemental schedule (modified cash basis) of The PMI Group, Inc. Savings and Profit-Sharing Plan (also known as The PMI Group, Inc. 401(k)
Plan) in this Annual Report on Form 11-K for the year ended December 31, 1996.

/s/ Deloitte & Touche LLP

March 6, 1998